Exhibit 99.1


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him in the prospectus of 99 Cent Stuff, Inc., which is part of this Registration Statement on Form S-1 of 99 Cent Stuff, Inc. with respect to his being elected or appointed as a director under the circumstances described therein.

                                /s/ Nathan Light
                                --------------------------
                                    Nathan Light

Dated September 5, 2002